UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 2.02. Results of Operations and Financial Condition.

On May 6, 2020, Altus Midstream Company (the “Company”) issued a press release announcing financial and operating results for the fiscal quarter ended March 31, 2020. The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In anticipation of receipt of written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for 30 consecutive business days, the closing bid price for the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), has been below the $1.00 minimum requirement for continued inclusion on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”), the Company proposed an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of all outstanding shares of the Company’s common stock (including the Class A Common Stock), by a ratio of one-for-twenty (the “Reverse Stock Split Proposal”) to be approved by the Company’s stockholders at the Company’s annual meeting of stockholders to be held on May 21, 2020. Apache Corporation has notified the Company of its intention to vote in favor of the Reverse Stock Split Proposal. The Reverse Stock Split Proposal provides that the Company’s Board of Directors shall have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of the Company and its stockholders, for the purpose of maintaining the listing of the Company’s Class A Common Stock on the Nasdaq, whether or not to effect the Reverse Stock Split on or before December 31, 2020. Additional information, including certain risks associated with the Reverse Stock Split, can be found in the Company’s proxy statement relating to its 2020 annual meeting of stockholders filed with the SEC.

As anticipated by the Company, on May 1, 2020, the Company received the Notice from Nasdaq. The Notice has no immediate effect on the listing or trading of the Company’s Class A Common Stock, and the Class A Common Stock will continue to trade on Nasdaq under the symbol “ALTM” at this time.

Due to the extraordinary market conditions caused by the ongoing COVID-19 pandemic and resulting governmental action, Nasdaq has tolled the Minimum Bid Price Requirement through June 30, 2020. As such, the Company has 180 days from July 1, 2020, or until December 28, 2020, to achieve compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Company’s Class A Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day grace period. The Company intends to monitor the closing bid price of the Company’s Class A Common Stock and consider its available options to resolve the noncompliance with the Minimum Bid Price Requirement.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “continue,” “seek,” “guidance,” “might,” “outlook,” “possibly,” “potential,” “should,” “would,” or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable under the circumstances, the Company can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risks and uncertainties associated with the COVID-19 pandemic and resulting governmental action, and the “Risk Factors” identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other periodic reports filed with the SEC. Except as required by law, the Company assumes no duty to update or revise its forward-looking statements, whether based on changes in internal estimates or expectations, new information, future developments, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Altus Midstream Company dated May 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: May 7, 2020	/s/ Ben C. Rodgers
Ben C. Rodgers
Chief Financial Officer and Treasurer